SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 29, 2010

Date of Report

(Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-32877	04-3562325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Wells Avenue

Newton, Massachusetts 02459

(Address of principal executive offices) (Zip code)

(617) 559-0033

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement on February 12, 2009 (the “Purchase Agreement”), as amended by a letter agreement dated August 11, 2009 (the “Letter Agreement” and, together with the Purchase Agreement, the “Amended Purchase Agreement”) with 10X Fund, L.P., a Delaware limited partnership (the “Purchaser”).

On January 29, 2010, pursuant to the Amended Purchase Agreement, the Company issued and sold to the Purchaser an aggregate of (i) 162,500 shares of Series B-2 Preferred Stock convertible into 650,000 shares of Common Stock, (ii) Class A-1 Warrants exercisable to purchase 325,000 shares of Common Stock, (iii) Class A-2 Warrants exercisable to purchase 325,000 shares of Common Stock, and (iv) Class B Warrants exercisable to purchase 1,300,000 shares of Common Stock for gross proceeds of $325,000. Net proceeds of this sale were approximately $308,000 after reimbursement of the Purchaser’s expenses (including legal expenses) in connection with the closing and an origination fee in the amount of three percent of the gross proceeds from the sale of these securities. The terms and conditions of the Purchase Agreement, the Certificate of Designation of Preferences, Rights and Limitations for the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, the “Original Designation Certificate”, that established the Series B-2 Preferred Stock, the Series A-1 Warrants, the Series A-2 Warrants and the Series B Warrants were disclosed in the Company’s Current Report on Form 8-K filed February 18, 2009 including the exhibits thereto. The terms and conditions of the Letter Agreement and an amendment to the Certificate of Designation of Preferences, Rights and Limitations for the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (the “Designation Certificate Amendment”) were described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and copies of the Letter Agreement and Designation Certificate Amendment were filed as exhibits thereto.

The description of the Class A-1 Warrants, the Class A-2 Warrants and the Class B Warrants issued by the Company in the subsequent closing reported in this report is not complete and is qualified in its entirety by reference to the full text of the Form of Class A-1 Warrants, the Form of Class A-2 Warrants and the Form of Class B Warrants, copies of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, in the February 18, 2009 Form 8-K Current Report and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of Registrant.

Under the terms of the Original Designation Certificate, as amended by the Designation Certificate Amendment, upon notice of not less than 30 trading days, a holder may require the Company to redeem, in whole or in part, (i) the Series B-1 Preferred Stock at any time on or after September 12, 2010 and (ii) the Series B-2 Preferred Stock at any time on or after two years from the date of issuance of such shares of Series B-2 Preferred Stock. The redemption price will be equal to the sum of the stated value of the Series B Preferred Stock, plus all accrued but unpaid dividends thereon, as of the redemption date.

If the Company fails for any reason to pay the redemption price in cash on the redemption date, then the holders requesting redemption may, at their sole option, automatically convert their shares of Series B Preferred Stock into a promissory note bearing interest at the rate of 15% per year and secured by a lien on all assets of the Company. The Company has executed a promissory note, security agreement and escrow agreement, copies of which were filed as Exhibits 10.2, 10.3 and 10.4, respectively, to the February 18, 2009 Current Report on Form 8-K and are incorporated herein by reference, which will be held in escrow and released to the holders upon the occurrence of such an event.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference into this Item 3.02. The Series B-2 Convertible Stock and warrants sold at the closing on January 29, 2010, under the Amended Purchase Agreement were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Series B-2 Preferred Stock and warrants were not registered under the Securities Act and are “restricted securities” as such term is defined in Rule 144 under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number

4.1	Form of Class A-1 Common Stock Purchase Warrant*

4.2	Form of Class A-2 Common Stock Purchase Warrant*

4.3	Form of Class B Common Stock Purchase Warrant*

99.1	News release dated February 2, 2010, “Pro-Pharmaceuticals Closes $325,000 Tranche”.

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/S/ ANTHONY D. SQUEGLIA
Anthony D. Squeglia
Chief Financial Officer

Date: February 2, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Class A-1 Common Stock Purchase Warrant.*

4.2	Form of Class A-2 Common Stock Purchase Warrant.*

4.3	Form of Class B Common Stock Purchase Warrant.*

99.1	News release dated February 2, 2010, “Pro-Pharmaceuticals Closes $325,000 Tranche”.

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 18, 2009.